Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

GLASSBRIDGE LAUNCHCO, INC.

INTO

IMATION CORP.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

IMATION CORP., a corporation organized and existing under and by virtue of the laws of the State of Delaware and incorporated on March 26, 1996 (the “Corporation”), DOES HEREBY CERTIFY THAT:

1.    The Corporation owns all of the issued and outstanding capital stock of GlassBridge LaunchCo, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware and incorporated on February 9, 2017 (the “Subsidiary Corporation”).

2.    The Subsidiary Corporation is hereby merged with and into the Corporation, with the Corporation being the surviving corporation, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Merger”), pursuant to the following resolutions of the Board of Directors of the Corporation, duly adopted by Board of Directors of the Corporation by unanimous written consent on February 10, 2017, which resolutions approve the merger of the Corporation with the Subsidiary Corporation:

“WHEREAS, the Corporation owns all of the issued and outstanding capital stock of GlassBridge LaunchCo, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware;

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to change the name of the Corporation to “GlassBridge Enterprises, Inc.” by merging its wholly-owned subsidiary, GlassBridge LaunchCo, Inc., with and into the Corporation pursuant to Section 253(b) of the General Corporation Law of the State of Delaware (the “Merger”); and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger is a disregarded event for U.S. federal income tax purposes and that the Corporation’s name change is considered a reorganization described in section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended. […]

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, in all respects, approved;

FURTHER RESOLVED, that pursuant to and at the effective time of the Merger, the name of the Corporation shall be changed to ‘GlassBridge Enterprises, Inc.’ by deleting paragraph number 1 in the introductory statements of the Restated Certificate of Incorporation of the Corporation and inserting in lieu thereof a new paragraph 1 to read as follows: ‘The name of the Corporation is GlassBridge Enterprises, Inc.’; […]

FURTHER RESOLVED, that any of the officers of the Corporation be, and each of them hereby is, authorized, in the name, and on behalf, of the Corporation, to execute and file or cause to be executed and filed such certificates, documents, instruments and agreements, and to perform any and all other acts that he or they may, in such officer’s sole and absolute discretion, deem necessary or desirable to consummate the Merger; and

FURTHER RESOLVED, that any of the officers of the Corporation be, and each of them hereby is, authorized, in the name, and on behalf, of the Corporation, to execute and deliver or cause to be executed and delivered any and all other agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation to fully and promptly carry out the purposes and intent of the foregoing resolutions, and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action will be conclusive evidence of such authority to take, execute and deliver the same.”

1

3.    The Corporation shall be the surviving corporation of the Merger. The name of the Corporation shall be amended in the Merger to be “GlassBridge Enterprises, Inc.” pursuant to Section 253(b) of the General Corporation Law of the State of Delaware.

4.    The proposed Merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware.

5.    The filing of this Certificate of Ownership and Merger, and thus the merger of the Subsidiary Corporation into the Corporation, shall be effective at 5:00 p.m., Eastern Time, February 21, 2017.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed as of February 17, 2017, by a duly authorized officer, declaring that the facts stated herein are true.

IMATION CORP.

By: /s/ Tavis J. Morello
Name:	Tavis J. Morello
Title:	General Counsel and Corporate Secretary

Signature Page to Certificate of Ownership and Merger